Exhibit 10.8

Thomas G. Plaskett

c/o Novell, Inc.

404 Wyman St.

Waltham, MA 02451

Dear Mr. Plaskett:

You and Novell, Inc. (the “Company”) are parties to (1) a Restricted Stock Unit Agreement, dated April 7, 2009, granted under the Novell, Inc. 2009 Omnibus Incentive Plan (the “2009 Plan”), (2) a Nonqualified Stock Option Agreement, dated April 7, 2009, granted under the 2009 Plan and (3) a Stock Option Agreement Outside Directors Grant, dated June 3, 2008, granted under the Novell, Inc. 2000 Stock Plan (the “2000 Plan”) (together, the “Equity Agreements”). In recognition of your loyal service to the Company as a non-employee member of the Company’s Board of Directors (the “Board”) for the past several years, the Board has determined that it is appropriate to amend the Equity Agreements to accelerate the vesting of the restricted stock units and nonqualified stock options granted thereunder so that they are fully vested as of April 18, 2010.

Accordingly, pursuant to the authority of the Board under the 2009 Plan and the 2000 Plan, the Equity Agreements are hereby amended as follows:

1.	The last sentence in the first paragraph of Section 3(a) of the Restricted Stock Unit Agreement, dated April 7, 2009, is hereby amended to read as follows:

“Except as otherwise provided in subparagraphs 3(b) or 3(c) below, 50% of the Restricted Units shall vest on the first anniversary of the Date of Grant and 50% of the Restricted Units shall vest on April 18, 2010, provided that the Grantee is a Director (as defined in the Plan) of the Company on such dates.”

2.	The first paragraph in Section 2(a) of the Nonqualified Stock Option Grant Agreement, dated April 7, 2009, is hereby amended to read as follows:

“Except as otherwise provided in subparagraphs 2(b) or 2(c) below, the Option shall vest and become exercisable as to 50% of the Shares subject to the Option on the first anniversary of the Date of Grant and as to 50% of the Shares subject to the Option on April 18, 2010, provided that the Grantee is a Director (as defined in the Plan) of the Company on such dates.”

3.	The paragraph entitled “Vesting Schedule” in Section 1 of the Stock Option Agreement Outside Directors Grant, dated June 3, 2008, is hereby amended to read as follows:

“Except as otherwise set forth in the Plan, this Option will vest over two (2) years with 50% of the Shares subject to the Option vesting on June 3, 2009 and 50% of the Shares subject to the Option vesting on April 18, 2010, provided that the Optionee is a Service Provider on such vesting dates.”

4.	In all respects not amended, the Equity Agreements are hereby ratified and confirmed.

The Equity Agreements shall be amended as described above, effective as of the date first written above, provided that you consent to the foregoing amendments by signing below.

Sincerely,

Novell, Inc.

Name:
Title:

Agreed and Accepted:

Thomas G. Plaskett